Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

March 6, 2006

Banc of America Securities LLC

  as Placement Agent

9 West 57th Street, 40th Floor

New York, New York 10019

Ladies and Gentlemen:

Avanex Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 24,075,000 shares (the “Shares”) of Common Stock, $.001 par value per share (the “Common Stock”), of the Company. In addition, together with each Share sold, the Company shall issue and sell to each Investor a warrant to purchase 0.3 shares of the Company’s Common Stock per Share issued to such Investor (the “Warrants”). The Shares and Warrants are collectively referred to herein as the “Securities.” The Company desires to engage Banc of America Securities LLC (the “Placement Agent”) as its exclusive placement agent in connection with the issuance and sale of the Securities. The Securities are described in the Prospectus that is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement under the Act on Form S-3 (File No. 333-117443) dated July 16, 2004, as amended July 28, 2004 (the “registration statement”). The registration statement has been declared by the Commission to be effective under the Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Basic Prospectus (as defined below), describing the Securities and the offering thereof, in such form as has been provided to or discussed with, and reasonably approved, by the Placement Agent.

The term “Registration Statement” as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. The term “Basic Prospectus” as used in this Agreement means the basic prospectus dated as of July 28, 2004 that is part of the registration statement for use in connection with the offer and/or sale of the Securities pursuant to this Agreement. The term “Prospectus Supplement” as used in this Agreement means the final prospectus supplement dated as of March 6, 2006 specifically relating to the Securities, which has been delivered to the Investors prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) and prior to the execution of the Purchase Agreements (as defined in Section 1 below) between each of the Investors and the Company dated the date hereof, and which will be filed with the Commission pursuant to Rule 424(b) under the Act after the Execution Time. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date of the Prospectus Supplement, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein as of the date of the Prospectus pursuant to Form S-3 (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or the incorporated documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.

The term “Disclosure Package” shall mean (i) the Prospectus as of the Execution Time, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Exhibit A hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

The Company hereby confirms its agreement with the Placement Agent as follows:

1. Agreement to Act as Placement Agent. Upon the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement and in the letter agreement dated February 25, 2006 between the Company and the Placement Agent (the “Engagement Letter”), the Company engages the Placement Agent to act as its exclusive placement agent, on a best efforts basis, in connection with the offer and sale by the Company of Securities to the Investors. As compensation for services rendered, at the time of purchase (as defined below) the Company shall pay to the Placement Agent, by Federal Funds wire transfer to an account or accounts designated by the Placement Agent, an amount equal to 6% of the gross proceeds received by the Company in respect of the sale of the Securities. The Shares are being sold at a price of $2.00 per Share, and together with each Share, Investors will receive a Warrant to purchase 0.3 shares of the Company’s Common Stock at an exercise price of $2.73 per share. The Placement Agent may retain other brokers or dealers to act as subagents on its behalf in connection with the offering and sale of the Securities; provided that the Company will only be obligated to pay the Placement Agent for services rendered hereunder.

This Agreement shall not give rise to any commitment by the Placement Agent or any of its affiliates to underwrite or purchase any of the Securities or otherwise provide any financing, and the Placement Agent shall have no authority to bind the Company in respect of the sale of any Securities. The sale of the Securities shall be made pursuant to purchase agreements in the form included as Exhibit B hereto (the “Purchase Agreements”). The Placement Agent shall communicate to the Company each reasonable offer or indication of interest received by it to purchase Securities. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part.

2. Payment and Delivery. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Wilson Sonsini Goodrich & Rosati (or at such other place as shall be agreed upon by the Placement Agent and the Company), at 10:00 A.M., New York City time, on March 9, 2006 (unless another time shall be agreed to by the Placement Agent and the Company). Subject to the terms and conditions hereof, payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer, against delivery of electronic certificates for the Shares, through the facilities of The Depository Trust Company (“DTC”), to such persons, and shall be registered in the name or names of the Investors and shall be in such denominations, as are set forth in the Purchase Agreements. Payment of the purchase price for the Shares shall be made at the time of purchase by the Investors directly to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Shares shall be made at the time of purchase.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Securities shall be made at the offices of Wilson Sonsini Goodrich & Rosati at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Securities.

3. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to and agrees with the Company that it has not distributed and will not distribute, prior to the time of purchase, any Issuer Free Writing Prospectus as defined in Rule 433 of the Act other than the Issuer Free Writing Prospectuses listed on Exhibit A.

4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Placement Agent that:

(a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission; the Company is eligible to use Form S-3; such Registration Statement at the date of this Agreement meets, and the offering of the Securities complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies and will comply, at the time of purchase, and the Basic Prospectus, the Prospectus Supplement and the Prospectus complied as of their respective dates, comply and will comply at the time of purchase in all material respects with the requirements of the Act (including said Rule 415); any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; and the Registration Statement did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus, the Prospectus Supplement and the Prospectus did not as of their respective dates, do not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Basic Prospectus, the Prospectus Supplement, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) the Disclosure Package does not and at the time of purchase, as defined herein, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the time of purchase, as defined herein, did not, does not and will not contain any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Placement Agent and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(d) as of the Execution Time (with such date being used as the determination date for purposes of this clause), the Company is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act);

(e) the Company has not distributed and will not distribute, prior to the time of purchase, any offering material in connection with the offering and sale of the Securities other than the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Placement Agent (which consent shall not be unreasonably withheld) or listed in Exhibit A hereto or the Registration Statement;

(f) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth or incorporated by reference in each of the Disclosure Package and the Prospectus and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in each of the Disclosure Package and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon conversion of existing convertible securities exercise of existing stock options and warrants disclosed as outstanding in each of the Disclosure Package and the Prospectus and grant of options under existing stock option plans described in each of the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(g) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in each of the Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Securities as contemplated herein;

(h) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(i) the Company has no subsidiaries (as defined in the Act) other than as listed in Schedule A annexed hereto (collectively, the “Subsidiaries”); the Company has no Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-K promulgated under the Act) other than the Significant Subsidiaries indicated on Schedule A (each, a “Significant Subsidiary”); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries other than as listed in Schedule A annexed hereto; complete and correct copies of the certificate of incorporation and the bylaws, of the Company and all amendments thereto have been made available to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing, if applicable, under the laws of the jurisdiction of its incorporation or formation, with the requisite power and authority to own, lease and operate its properties and to conduct its business as described in each of the Disclosure Package and the Prospectus; each Significant Subsidiary is duly qualified to do business as a foreign corporation or limited liability company and is in good standing, if applicable, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or ownership interests of each of the Significant Subsidiaries owned by the Company or any Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or a Subsidiary subject to no security interest, other encumbrance or adverse claims other than as listed in Schedule A annexed hereto or disclosed in each of the Disclosure Package and the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiaries are outstanding other than as listed in Schedule A annexed hereto;

(j) the Securities have been duly and validly authorized by the Company and, when issued and delivered against payment therefor as provided in the Purchase Agreements, the Shares will be duly and validly issued, fully paid and non-assessable and will not be issued in violation of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and the shares of Common Stock underlying the Warrants, if and when issued and delivered in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not be issued in violation of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(k) the capital stock of the Company, including the Securities, conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus;

(l) this Agreement has been duly authorized, executed and delivered by the Company;

(m) neither the Company nor any of the Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective certificate of incorporation or bylaws, or certificate of formation or operating agreement, as applicable, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) the certificate of incorporation or bylaws, or certificate of formation or operating agreement, as applicable, of the Company or any of the Significant Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries, except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect,;

(n) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with the Nasdaq National Market, or approval of the stockholders of the Company, is required in connection with the issuance and sale by the Company of the Securities or the consummation by the Company of the transactions contemplated hereby other than registration under the Act of the offer and sale of the Securities, which has been effected, the listing and notice of the Shares on the Nasdaq National Market, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered under the terms of this Agreement or under the rules and regulations of the NASD;

(o) except as set forth in the Disclosure Package, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company, and (iii) except as provided herein and in the Engagement Letter, no person has the right to act as an underwriter, placement agent or financial advisor to the Company in connection with the offer and sale of the Securities, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise and except, in each case, for such rights as have been duly and validly satisfied or waived; except as disclosed in each of the Disclosure Package and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise other than such rights as have been duly and validly satisfied or waived;

(p) each of the Company and the Significant Subsidiaries has all material licenses, authorizations, consents and approvals and has made all material filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all material authorizations, consents and approvals from other persons, necessary in order to conduct its respective business as described in each of the Disclosure Package and the Prospectus; neither the Company nor any of the Significant Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Significant Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(q) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in each of the Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(r) except as disclosed in each of the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Significant Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(s) to the Company’s knowledge, each of Ernst & Young LLP and Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

(t) the audited financial statements included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved, except (i) as may be otherwise specified in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements; the other financial data of the Company set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required by the Act to be included in the Registration Statement, the Disclosure Package and the Prospectus that are not included as required by the Act; and the Company and the Significant Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package or the Prospectus;

(u) subsequent to the respective dates as of which information is given or incorporated by reference in the Disclosure Package, there has not been (i) any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its Significant Subsidiaries, considered as one entity, (ii) any transaction which is material to the Company and the Significant Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Significant Subsidiaries, which is material to the Company and the Significant Subsidiaries taken as a whole, (iv) any change in the capital stock of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(v) neither the Company nor any of the Subsidiaries is nor, after giving effect to the offering and sale of the Securities, will any of them be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) nor is the Company a “passive foreign investment company” or a “controlled foreign corporation” as such terms are defined in the Internal Revenue Code;

(w) except as described in each of the Disclosure Package and the Prospectus, the Company and each of the Significant Subsidiaries has good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, or subject only to liens, claims, security interests or other encumbrances that do not individually or in the aggregate materially affect the value of such property or materially interfere with the use made of such property by the Company and the Significant Subsidiaries; all the property described in the Disclosure Package and the Prospectus as being held under lease by the Company or a Significant Subsidiary is held thereby under valid, subsisting and enforceable leases except as would not reasonably be expected to result in a Material Adverse Effect;

(x) except as described in the Disclosure Package and the Prospectus, the Company and the Significant Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) described in the Disclosure Package and the Prospectus as being owned or licensed by them; to the Company’s knowledge and except as described in the Disclosure Package and the Prospectus, the Company and the Significant Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, all Intellectual Property used in, or necessary for the conduct of, their respective businesses as described in the Disclosure Package and the Prospectus except as would not reasonably be expected to result in a Material Adverse Effect; to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any Intellectual Property rights of others, except as could not reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, upon any of its officers, directors or employees except as would not reasonably be expected to result in a Material Adverse Effect.

(y) to the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property described in the Disclosure Package or the Prospectus as owned or exclusively licensed by the Company (“Exclusive Intellectual Property”), except as could not reasonably be expected to have a Material Adverse Effect or except for licenses granted in writing by the Company or its Subsidiaries to any third-parties; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership or rights in or to any Exclusive Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim except as would not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Exclusive Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim except as could not reasonably be expected to have a Material Adverse Effect;

(z) there is no patent that contains claims that interfere with the issued or pending claims of any of the Company’s Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, there is no prior art material to any patent or patent application of the Exclusive Intellectual Property that has not been disclosed to the U.S. Patent and Trademark Office, except as would not reasonably be expected to have a Material Adverse Effect.

(aa) neither the Company nor any of the Significant Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Significant Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Significant Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Significant Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Significant Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Significant Subsidiaries, except in the cases of clauses (i) and (ii) for such actions which would not, individually or in the aggregate, have a Material Adverse Effect;

(bb) the Company and the Significant Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Significant Subsidiaries under, or to interfere with or prevent compliance by the Company or the Significant Subsidiaries with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Significant Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) and in each case except as would not, individually or in the aggregate, have a Material Adverse Effect (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(cc) all tax returns required to be filed by the Company and each of the Significant Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(dd) the Company and each of the Significant Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate and customary for the business and the locations in which the Company and its Significant Subsidiaries are engaged; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase;

(ee) neither the Company nor any of the Significant Subsidiaries has sustained since the date of the last quarterly financial statements included in the Disclosure Package any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(ff) except as otherwise disclosed in each of the Disclosure Package and the Prospectus, the Company has not sent or received any written communication regarding termination of any of the material contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(gg) except as otherwise disclosed in the Disclosure Package, the Company and each of the Significant Subsidiaries maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(hh) except as disclosed in the Disclosure Package and Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(ii) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective;

(jj) neither the Company nor any of the Significant Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Significant Subsidiaries (acting on behalf of the Company or the Significant Subsidiaries) has made any payment of funds of the Company or the Significant Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus;

(kk) neither the Company nor any of the Significant Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the

Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(ll) the Company is eligible to use Form S-3 pursuant to the standards for Form S-3 prior to October 21, 1992 and pursuant to the current standards for use of Form S-3.

In addition, any certificate signed by any officer of the Company or any of the Significant Subsidiaries and delivered to the Placement Agent or counsel for the Placement Agent in connection with the closing of the sale of the Securities shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to the Placement Agent.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to make available to the Placement Agent in New York City, from time to time to furnish to the Placement Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Placement Agent may reasonably request for the purposes contemplated by the Act;

(b) until the time of purchase, to advise the Placement Agent promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise the Placement Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, to provide the Placement Agent and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Placement Agent shall reasonably object in writing;

(c) until the time of purchase, to advise the Placement Agent promptly of the happening of any event which requires the making of any change in the Disclosure Package or the Prospectus then being used so that the Disclosure Package or the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, prior to the time of purchase, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Placement Agent promptly such amendments or supplements to the Registration Statement, the Disclosure Package or such Prospectus as may be necessary to reflect any such change;

(d) not to make, unless it obtains the prior written consent of the Placement Agent which consent shall not be unreasonably withheld, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. Any such free writing prospectus consented to by the Placement Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it (i) will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) will comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus authorized by the Company, including in respect of timely filing with the Commission, legending and recordkeeping;

(e) to make generally available to its security holders, and to deliver to the Placement Agent, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(f) to comply with all the undertakings contained in the Registration Statement;

(g) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus;

(h) to reimburse the Placement Agent for expenses as set forth in the Engagement Letter and to pay all of the Company’s costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prospectus Supplement, the Prospectus, any electronic road show and any amendments or supplements thereto and each Issuer Free Writing Prospectus, and the printing and furnishing of copies of each thereof to the Placement Agent (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities sold by the Placement Agent, (iii) the producing, word processing and/or printing of this Agreement, any Purchase Agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Placement Agent and the Investors, (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Placement Agent) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agent and to dealers, (v) any listing of the Shares on the Nasdaq National Market (“Nasdaq”) and any registration thereof under the Exchange Act, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the performance of the Company’s other obligations hereunder;

(i) to use its commercially reasonable efforts to cause the Shares to be listed on Nasdaq;

(j) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act (except for registration statements on Form S-8) relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 60 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Placement Agent, except for (i) the registration of the Securities and the sales of the Securities pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options, convertible securities or warrants disclosed as outstanding or as may be required to be issued pursuant to agreements or other documents described in each of the Disclosure Package and the Prospectus, (iii) the issuance of stock options to employees and other service providers not exercisable during the Lock-Up Period pursuant to stock option and employee plans described in each of the Disclosure Package and the Prospectus, (iv) the issuance of preferred stock under the Company’s Preferred Stock Rights Agreement and the conversion thereof into Common Stock; and (v) the issuance of up to 17,557,262 shares of Common Stock in connection with any merger or acquisition by the Company, provided that prior to such issuance, the Company shall cause each such recipient of such shares to execute and deliver to the Placement Agent a “lock-up” agreement in the form of Exhibit C hereto;

(k) to (i) on or before 8:30 a.m., New York time, on the first business day following execution of this Agreement, issue a press release reasonably acceptable to the Placement Agent disclosing all material terms of the transactions contemplated hereby, and (ii) on the first business day following execution of this Agreement, to file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the Purchase Agreements and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Purchase Agreements, in the form required by the Exchange Act;

(l) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(m) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Placement Agent promptly and, if requested by the Placement Agent, will confirm such advice in writing, when such post-effective amendment has become effective.

6. Reimbursement of Placement Agent’s Expenses. If this Agreement is terminated by the Placement Agent pursuant to Section 7 or Section 8, or if the sale to the Investors of the Securities at the time of purchase is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company shall reimburse the Placement Agent for all of its out-of-pocket expenses in accordance with the Engagement Letter, including the fees and disbursements of its counsel.

7. Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase and the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to the Placement Agent at the time of purchase an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company addressed to the Placement Agent, and dated the time of purchase, in form and substance satisfactory to Davis Polk & Wardwell, counsel for the Placement Agent, in the form set forth in Exhibit D.

(b) The Placement Agent shall have received at the time of purchase an opinion of Kahn & Associates, foreign counsel for the

Company addressed to the Placement Agent, and dated the time of purchase, in form and substance satisfactory to Davis Polk & Wardwell, counsel for the Placement Agent, in the form set forth in Exhibit E.

(c) The Placement Agent shall have received from Ernst & Young LLP and Deloitte & Touche LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Placement Agent in the forms heretofore approved by the Placement Agent.

(d) On or prior to the date hereof, the Company shall have furnished to the Placement Agent an agreement in the form of Exhibit C hereto from each director and executive officer of the Company, and such agreement shall be in full force and effect at the time of purchase.

(e) The Placement Agent shall have received at the time of purchase an opinion of Davis Polk & Wardwell, counsel for the Placement Agent, dated the time of purchase, in form and substance reasonably acceptable to the Placement Agent.

(f) Prior to the time of purchase, no Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which the Placement Agent reasonably objects in writing.

(g) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act before 5:30 P.M. New York City time on the second full business day after the date of this Agreement.

(h) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Disclosure Package and Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) Between the time of execution of this Agreement and the time of purchase, no material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Significant Subsidiaries taken as a whole shall occur.

(j) The Company will, at the time of purchase, deliver to the Placement Agent a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit F hereto.

(k) The Company shall have furnished to the Placement Agent such other documents and certificates as to the accuracy and completeness of any statement in the Disclosure Package as of the Execution Time, and in the Registration Statement and the Prospectus as of the time of purchase, as the Placement Agent may reasonably request.

(l) The Shares shall have been approved for listing on Nasdaq.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Placement Agent hereunder shall be subject to termination in the absolute discretion of the Placement Agent if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the Placement Agent’s reasonable judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (y) since the Execution Time, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on NYSE, the American Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or significant escalation of hostilities or acts of terrorism involving the United States, excluding the current hostilities in Iraq and Afghanistan or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Placement Agent’s reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any

Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Placement Agent elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly in writing.

If the sale of the Securities, as contemplated by this Agreement, is not carried out for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(j), 6 and 9 hereof), and the Placement Agent shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof). Under such circumstances, the Engagement Letter shall remain in full force and effect in accordance with its terms.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Placement Agent, its partners, directors and officers, and any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Placement Agent or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Disclosure Package, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, Issuer Free Writing Prospectus, Disclosure Package or Prospectus or necessary to make such information not misleading, or (ii) in whole or in part upon the inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, or (iv) any act or failure to act or alleged act or failure to act by the Placement Agent in reliance upon (i), (ii) or (iii), and in connection with, or relating in any manner to the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) (ii) or (iii) above; provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted primarily from any such acts or failures to act undertaken or omitted to be taken by the Placement Agent through its bad faith or willful misconduct; provided further, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement or in a Prospectus or an Issuer Free Writing Prospectus. The indemnity in this Section 9(a) shall be in addition to any liability that the Company may otherwise have.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Placement Agent or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Placement Agent or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company may assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Placement Agent or any such person or otherwise pursuant to this Agreement, except to the extent that the Company was prejudiced thereby. The Placement Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have been advised by counsel in writing that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Placement Agent and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) The Placement Agent agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Disclosure Package or a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, Disclosure Package or Prospectus or necessary to make such information not misleading. The indemnity in this Section 9(b) shall be in addition to any liability the Placement Agent may otherwise have.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Placement Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Placement Agent in writing of the institution of such Proceeding and the Placement Agent may assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the omission to so notify the Placement Agent shall not relieve the Placement Agent from any liability which the Placement Agent may have to the Company or any such person or otherwise pursuant to this Agreement, except to the extent that the Placement Agent was prejudiced thereby. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Placement Agent in connection with the defense of such Proceeding or the Placement Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have been advised by counsel in writing that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Placement Agent (in which case the Placement Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Placement Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Placement Agent), in any of which events such fees and expenses shall be borne by the Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate firm of attorneys (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Placement Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Placement Agent, but if settled with the written consent of the Placement Agent, the Placement Agent agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened

Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (a) of this Section 9 or insufficient to hold harmless any such indemnified party in respect of any losses, damages, expenses, liabilities or claims referred to therein (except to the extent limited by such subsection (a)), then the Company shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (b) of this Section 9 or insufficient to hold harmless any such indemnified party in respect of any losses, damages, expenses, liabilities or claims referred to therein (except to the extent limited by such subsection (b)), then the Placement Agent shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of placement fees but before deducting expenses) received by the Company and the total placement fees received by the Placement Agent, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Placement Agent on the other shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities placed by the Placement Agent and distributed to the public were offered to the public exceeds the amount of any damage which the Placement Agent has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agent, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and the Placement Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or the Prospectus.

10. Relationship of Parties. The Company acknowledges and agrees that: (i) the placement of the Securities pursuant to this Agreement, including the determination of commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Placement Agent, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Placement Agent is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Placement Agent has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) and the Placement Agent has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement and the Engagement Letter; (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose any such interests by virtue of any advisory or fiduciary relationship; and (v) the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agent with respect to the subject matter hereof, other than the Engagement Letter. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

11. Information Furnished by the Placement Agent. The statements set forth in the last paragraph relating to stabilization under the caption “Plan of Distribution” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Placement Agent as such information is referred to in Sections 4 and 9 hereof.

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Placement Agent, shall be sufficient in all respects if delivered or sent to Banc of America Securities LLC, 9 West 57th Street, 40th Floor, New York, New York 10019, Attention: General Counsel and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 40919 Encyclopedia Circle, Fremont, California 94538, Attention: Chief Financial Officer with copies to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attention: Burke Norton.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agent consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Placement Agent and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Placement Agent agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Placement Agent and may be enforced in any other courts to the jurisdiction of which either the Company or the Placement Agent is or may be subject, by suit upon such judgment.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agent and the Company and to the extent provided in Section 9 hereof any person or entity entitled to indemnification thereunder, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Placement Agent) shall acquire or have any right under or by virtue of this Agreement.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Placement Agent and the Company and their successors and assigns and any successor or assign of the Company’s and the Placement Agent’s respective businesses and/or assets.

18. Engagement Letter. Except to the extent specifically stated herein, the Engagement Letter shall remain in full force and effect in accordance with its terms.

If the foregoing correctly sets forth the understanding between the Company and the Placement Agent, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Placement Agent.

Very truly yours, AVANEX CORPORATION

By:
Name: Title:

Accepted and agreed to as of the date first above written, on behalf of itself Banc of America Securities LLC

By:
Name: Title: